Exhibit 99.1

CDx, Inc.

____________

Condensed Financial Statements

(unaudited)

as of March 31, 2015 and December 31, 2014 and

for the three months ended March 31, 2015 and 2014

CDx, Inc.

____________

Contents

Page(s)

Condensed Financial Statements:

Condensed Balance Sheets (unaudited)	1

Condensed Statements of Operations (unaudited)	2

Condensed Statements of Cash Flows (unaudited)	3

Notes to Condensed Financial Statements (unaudited)	4

CDX, INC.

Condensed Balance Sheets

as of March 31, 2015 and December 31, 2014

 ____________

	March 31, 2015	December 31, 2014
	(unaudited)	(1)
Assets
Current assets:
Cash	$3,150,725	$745,446
Prepaid expenses and other current assets	72,825	293,809
Total current assets	3,223,550	1,039,255
Property and equipment, net	103,894	103,643
Other assets	47,227	6,430
Total assets	$3,374,671	$1,149,328

Liabilities And Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$601,668	$526,968
Customer deposits	151,430	129,871
Accrued liabilities	105,828	462,202
Convertible notes payable	-	1,974,058
Total current liabilities	858,926	3,093,099
Warrant liability	1,943,672	266,524
Total liabilities	2,802,598	3,359,623

Commitments and contingencies (Note 8)
Stockholders’ equity (deficit):
Series A convertible preferred stock, $0.001 par value, 3,000,000 shares authorized; 1,620,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively; aggregate liquidation preference of $810,000 as of March 31, 2015	1,620	1,620
Series B convertible preferred stock, $0.001 par value, 20,000,000 shares authorized; 6,284,171 and 597,725 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively; aggregate liquidation preference of $10,368,882 as of March 31, 2015	6,284	598
Common stock, $0.005 par value, 41,000,000 shares authorized; 11,546,323 and 10,059,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	57,732	50,295
Additional paid-in capital	6,155,269	1,267,459
Accumulated deficit	(5,648,832)	(3,530,267)
Total stockholders’ equity (deficit)	572,073	(2,210,295)
Total liabilities and stockholders’ equity (deficit)	$3,374,671	$1,149,328

(1) The condensed balance sheet as of December 31, 2014 has been derived from the audited financial statement as of that date.

The accompanying notes are an integral part of these condensed financial statements.

1

CDX, INC.

Condensed Statements of Operations

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

	March 31, 2015	March 31, 2014
Operating expenses:
Research and development	$768,328	$173,714
Sales and marketing	394,634	81,130
General and administrative	660,997	70,901
Total operating expenses	1,823,959	325,745
Loss from operations	(1,823,959)	(325,745)
Interest expense, net	(293,806)	-
Loss before provision for income taxes	(2,117,765)	(325,745)
Provision for income taxes	800	-
Net loss	$(2,118,565)	$(325,745)

Net loss per share:
Basic and diluted	$(0.20)

Weighted-average shares used in computing net loss per share
Basic and diluted	10,656,742

The accompanying notes are an integral part of these condensed financial statements.

2

CDX, INC.

Condensed Statements of Cash Flows

(unaudited)

For the three months ended March 31, 2015 and 2014

____________

	March 31, 2015	March 31, 2014
Cash flows from operating activities:
Net loss	$(2,118,565)	$(325,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,426	595
Services rended in exchange for convertible notes	-	191,000
Common stock issued in exchange for services	818,028	50,000
Stock-based compensation	57,112	-
Interest expense related to amortization of debt issuance costs and debt discount	271,739	-
Changes in assets and liabilities:
Prepaid expenses and other assets	(65,610)	(38,142)
Accounts payable and accrued liabilities	(211,602)	45,723
Customer deposits	21,559	40,304
Net cash used in operating activities	(1,219,913)	(36,265)

Cash flows from investing activities:
Purchases of property and equipment	(7,677)	(1,323)
Net cash used in investing activities	(7,677)	(1,323)

Cash flows from financing activities:
Proceeds from the issuance of note payable - related party	-	40,000
Repayment of note payable - related party	-	-
Proceeds from the issuance of convertible preferred stock, net of issuance costs	3,632,869	-
Net cash provided by financing activities	3,632,869	40,000
Net increase in cash	2,405,279	2,412

Cash, beginning of period	745,446	150
Cash, end of period	$3,150,725	$2,562

Supplemental cash flow information:
Interest paid	$-	$3,000

Noncash financing activity:
Issuance of convertible note payable in exchange for website development costs	$-	$19,000
Conversion of convertible note payable to preferred stock	$2,070,072	$-
Fair value of preferred stock warrants issued with preferred stock	$1,677,148	$-

The accompanying notes are an integral part of these condensed financial statements.

3

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

1.	Organization and Nature of Business

CDx, Inc. (the “Company” or “CDx”) was incorporated under the laws of the state of Delaware on September 16, 2013. The Company is an early-stage science and technology company and plans to develop nanotechnology to accurately measure chemicals of interest in any solid, liquid, or gas sample, anywhere, anytime.

The Company’s first product, MyDx, is a lab in the palm of one’s hands. Using one device with interchangeable sensors, MyDx will allow consumers to test for pesticides in food, fruits, herbs, plants and vegetables; chemicals in water; and, toxins in the air. MyDx leverages technology developed by the Jet Propulsion Laboratory, used by NASA and funded by the Bill & Melinda Gates Foundation for other applications. Acting as an electronic nose, MyDx is engineered to detect molecules in vapor. The analyzer itself has a user friendly interface designed to easily communicate with any iOS or Android smartphone. Once the app is downloaded and the device is synced, a sample can be placed in the sample chamber, which can be stimulated to release the chemicals of interest into the vapor phase for detection. Over the course of the next 24 months, the MyDx team will be rolling out different sensors, the first of which is programmed to test for the presence of specific analytes and chemical constituents in fruits, herbs, plants and vegetables. Using the associated app, MyDx will allow consumers to determine the concentrations of specific analytes and chemical constituents in their samples.

On April 9, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CDx Merger Inc., a Nevada corporation (“Merger Sub”) and wholly owned subsidiary of Brista Corp (“Brista”). Pursuant to the Merger Agreement, Merger Sub merged with and into CDx with CDx surviving the merger as Brista’s wholly owned subsidiary (the “Merger”).

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of CDx’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive one (1) share of Brista’s common stock, par value $0.001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, Brista assumed all of CDx’s options and warrants issued and outstanding immediately prior to the Merger.

On April 24, 2015, in anticipation of closing the Merger, Brista changed its name to MyDx, Inc. On April 30, 2015, the Merger was consummated.

2.	Liquidity

The Company had no revenues during the three months ended March 31, 2015 or since inception in September 2013. The Company currently has limited working capital, and has not completed its efforts to establish a source of revenues sufficient to cover operating costs. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by early-stage companies. These risks include, but are not limited to, the uncertainty of availability of financing and the uncertainty of achieving future profitability. Management anticipates that the Company will be dependent, for the near future, on investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise funds through the capital markets. There can be no assurance that such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

Continued 4

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

3.	Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited condensed balance sheet as of March 31, 2015 and the unaudited condensed statements of operations and cash flows for the three months ended March 31, 2015 and 2014, have been prepared in accordance with GAAP for interim financial information. Accordingly, they do not include all of the information and footnotes required by such accounting principles for annual financial statements. In the opinion of management all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial statements have been included. The condensed results of operations for the three months ended March 31, 2015 are not necessarily indicative of results that may be expected for any other interim period or for any other future period. It is suggested that these condensed financial statements be read in conjunction with the Company’s financial statements and the notes thereto as of December 31, 2014 and 2013 and for the year ended December 31, 2014 and the period from September 16, 2013 (date of inception) to December 31, 2013.

Concentration of Credit Risk

The Company’s policy is to place its cash with high credit quality financial instruments and institutions and limit the amounts invested with any one financial institution or in any type of instrument. Deposits held with banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of March 31, 2015 and December 31, 2014, the Company held no cash equivalents.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the useful life as follows:

Internal-use software	3 years
Equipment	5 years
Computer equipment	3 to 7 years
Furniture and fixtures	5 to 7 years
Leasehold improvements	Shorter of life of asset or lease

Continued 5

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

3.	Summary of Significant Accounting Policies, continued

Accounting for Website Development Costs

The Company capitalizes certain external and internal costs, including internal payroll costs, incurred in connection with the development of its website. These costs are capitalized beginning when the Company has entered the application development stage and cease when the project is substantially complete and is ready for its intended use. The website development costs are amortized using the straight-line method over the estimated useful life of three years.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the condensed balance sheets. No such impairment was noted for any of the periods presented.

Fair Value of Financial Instruments

The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurable date.

Level 2	Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what participants would use in pricing the asset or liability at the measurement date.

The carrying amounts of the Company’s financial assets and liabilities, including cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying value of the Company’s convertible notes payable approximates fair value based upon borrowing rates currently available to the Company for loans with similar terms.

Continued 6

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

3.	Summary of Significant Accounting Policies, continued

Research and Development Costs

Research and development costs are charged to expense as incurred. These costs consist primarily of salaries and direct payroll-related costs. It also includes purchased materials and services provided by independent contractors, software developed by other companies and incorporated into or used in the development of our final products.

Income Taxes

Deferred tax assets and liabilities are recognized for expected future consequences of events that have been included in the financial statements or tax returns. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Revenue Recognition

The Company will recognize revenue from product sales upon shipment if evidence of an arrangement exists, the fee is fixed or determinable, collection of the resulting receivable is reasonably assured and title and risk of loss have passed. If those criteria are not met, then revenue will not be recognized until all of the criteria are satisfied.

Customer Deposits

The Company accounts for funds received from crowdfunding campaigns and pre-sales as a liability on the condensed balance sheets as the investments made entitle the investor to apply these funds towards future shipments once the product has been developed and available for commercial use.

Stock-Based Compensation

The Company accounts for stock-based awards granted to employees based on the fair value of the award measured at the grant date. Accordingly, stock-based compensation is recognized in the statements of operations as an operating expense over the requisite service period. The Company uses the Black-Scholes option pricing model adjusted for the estimated forfeiture rate for the respective grant to determine the estimated fair value of stock-based compensation arrangements on the date of grant and expenses this value ratably over the requisite service period of the stock option. The Black-Scholes option pricing model requires the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not provide a reliable single measure of the fair value of the Company’s stock options. In addition, management will continue to assess the assumptions and methodologies used to calculate estimated fair value of stock-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies for future grants, and which could materially impact the Company’s fair value determination.

Continued 7

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

3.	Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued

For equity instruments granted to non-employees, excluding non-employee directors, the Company records the expense of such services based on the estimated fair value of the equity instrument. If the equity instrument is a stock option, the Company uses the Black-Scholes option pricing model to determine the fair value. Assumptions used to value the equity instruments are consistent with equity instruments issued to employees as the terms of the awards are similar and are subject to periodic adjustments as the underlying equity instruments vest. The Company recognizes the fair value of the equity instruments as expense over the term of the service agreement and remeasures that fair value as the equity instruments vest.

Warrant Liability

The Company accounts for its freestanding warrant for shares of the Company’s convertible preferred stock as a liability at fair value on the balance sheets because the warrants are potentially redeemable. The warrants are remeasured at each balance sheet date with any changes in fair value being recognized as a component of interest expense, net on the statements of operations.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment owners and distributions to owners. For the periods presented, comprehensive loss did not differ from net loss.

Collaborative Arrangements

The Company and its collaborative partners are active participants in the collaborative arrangements and both parties are exposed to significant risks and rewards depending on the commercial success of the activity. The Company records all expenses related to collaborative arrangements as research and development expense in the statements of operations as incurred.

Net Loss per Share

Basic net loss per share is computed using the weighted-average number of common shares outstanding. The number of shares used in the computation of diluted net loss per share is the same as those used for the computation of basic net loss per share as the inclusion of dilutive securities would be anti-dilutive because the Company is in a loss position for the periods presented. Potentially dilutive securities are composed of the incremental common shares issuable upon the exercise of stock options and the conversion of convertible preferred stock.

For the three months ended March 31, 2015, options to purchase 5,969,960 shares of common stock, 7,904,171 shares of convertible preferred stock, warrants to purchase 5,031,804 shares of Series B convertible preferred stock, and warrants to purchase 760,000 shares of common stock have been excluded from the calculation of net loss per share because the inclusion would be anti-dilutive. The Company did not have any common stock equivalents as of March 31, 2014.

Continued 8

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

3.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-03, Interest-Imputation of Interest (“ASU 2015-03”). This updated guidance intended to simplify, and provide consistency to, the presentation of debt issuance costs. The new standard requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts. The updated guidance is effective for interim and annual reporting periods beginning after December 15, 2015, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its condensed financial statements and related disclosures.

In February 2015, the FASB issued ASU No. 2015-02, Consolidation (Topic 810): Amendments to the Consolidation Analysis (“ASU No. 2015-02”). ASU No. 2015-02 amended the process that a reporting entity must follow to determine whether it should consolidate certain types of legal entities. ASU 2015-02 is effective for fiscal years and interim periods within those years ending after December 15, 2015. Early application is permitted. The Company is currently evaluating the impact that this standard will have on its condensed financial statements and related disclosures.

In January 2015, the FASB issued ASU No. 2015-01, Income Statement - Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. The new guidance eliminates the separate presentation of extraordinary items, net of tax and the related earnings per share, but does not affect the requirement to disclose material items that are unusual in nature or infrequently occurring. The ASU applies to all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Entities have the option to apply the new guidance prospectively or retrospectively, and can choose early adoption. The Company is currently evaluating the impact that this standard will have on its condensed financial statements and related disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which requires management to determine whether there is substantial doubt about a company’s ability to continue as a going concern. ASU 2014-15 differs from the current application requirements in auditing standards by defining “substantial doubt;” requiring the management going concern assessment every interim and annual period; providing guidance for considering management’s plans to alleviate the doubt; requiring certain disclosures when those plans do alleviate the going concern doubt; requiring an express statement about the substantial doubt and certain disclosures when the plans do not alleviate the going concern doubt; and requiring an assessment of substantial doubt for one year after the date that the financial statements are issued. ASU 2014-15 will be effective for fiscal years ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact that this standard will have on its financial statements and related disclosures.

Continued 9

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

3.	Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. The guidance outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The guidance also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The guidance is effective for non-public entities for reporting periods beginning after December 15, 2017, and interim and annual reporting periods thereafter. Non-public entities have the option to adopt at the same time as public entities which is for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact of the amended guidance on its condensed financial position, results of operations and cash flows.

4.	Property and Equipment, net

The Company’s property and equipment, net consist of the following:

	March 31, 2015	December 31, 2014
Computer equipment	$80,667	$73,290
Website development costs	39,870	39,870
Software	5,991	5,991
Furniture and fixtures	1,777	1,777
	128,305	120,928
Less accumulated depreciation and amortization	(24,411)	(17,285)
	$103,894	$103,643

Depreciation and amortization expense was $7,426 and $595 for the three months ended March 31, 2015 and 2014, respectively.

5.	Fair Value Measurements

The following table sets forth the fair value of the Company’s financial liabilities measured at fair value on a recurring basis as of March 31, 2015:

	Fair Value Measurements as of March 31, 2015
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$-	$-	$1,943,672	$1,943,672

Continued 10

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

5.	Fair Value Measurements, continued

The following table sets forth the fair value of the Company’s financial liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Fair Value Measurements as of December 31, 2014
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$-	$-	$266,524	$266,524

The Company had no financial assets measured at fair value on a recurring basis as of March 31, 2015 and December 31, 2014.

The change in the fair value of the warrant liability that falls under Level 3 of the valuation hierarchy is summarized below:

Fair value as of January 1, 2015	$266,524
Issuance of warrants	1,677,148
Change in fair value during the period	-
Fair value as of March 31, 2015	$1,943,672

The following table describes the valuation techniques used to calculate fair value for Level 3 liabilities. For Level 3 liabilities, the Company determines the fair value measurement valuation policies and procedures.

	Fair Value as of	Valuation	Unobservable	Range
	March 31, 2015	Techniques	Inputs	(Weighted-Average)
Warrant liability	$1,943,672	Black-Scholes	Fair Value of	$1.10
		Option Pricing Model	Preferred Stock	$(1.10)
			Volatility	37.70%
				(37.70%)

	Fair Value as of	Valuation	Unobservable	Range
	March 31, 2014	Techniques	Inputs	(Weighted-Average)
Warrant liability	$266,524	Black-Scholes	Fair Value of	$1.10
		Option Pricing Model	Preferred Stock	$(1.10)
			Volatility	37.70%
				(37.70%)

Continued 11

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

5.	Fair Value Measurements, continued

Annually, the Board of Directors assess and approve the fair value measurement policies and procedures. At least annually, the Company determines if the current valuation techniques used in the fair value measurements are still appropriate and evaluates and adjusts the unobservable inputs used in the fair value measurements based on current market conditions and third-party information.

6.	Debt

Convertible Notes

In August, September and October 2014, the Company issued $2,000,000 in convertible subordinated promissory notes (the “Notes”) to accredited investors. The Notes are subordinated to all existing indebtedness of the Company. The annual interest rate of 8% is payable semi-annually on December 31 and June 30, in cash or in-kind, at the Company’s sole discretion. The maturity date of the Notes was June 30, 2015, at which time all unconverted principal and accrued but unpaid interest under the Notes was due and payable. The Notes could be prepaid at any time upon written notice to the Note holders.

Principal and all accrued unpaid interest on the Notes would be automatically converted into the securities to be sold in a qualified financing, which is an offering of equity securities, or debt securities convertible into equity, in which a minimum of $2,500,000 in gross proceeds is raised. Should a liquidity event occur prior to the conversion or repayment of the notes, the Company will pay the holder an amount equal to 150% of the outstanding principal amount plus any accrued interest due under the Notes upon the closing of the liquidity event.

In conjunction with the issuance of the Notes, the holders of the Notes are entitled to receive warrants to purchase 500,000 shares of common stock at an exercise price of $1.10 per share. The fair value of these warrants as of the date the financing was closed was $40,077 and was recorded as a debt discount and included in convertible notes payable on the balance sheets. The fair value of these warrants is being amortized to interest expense ratably through the maturity date. Upon conversion, the remaining unamortized fair value of the warrants of $25,942 was expensed and included in interest expense, net in the condensed statement of operations for the three months ended March 31, 2015.

On February 12, 2015 the notes automatically converted into Series B convertible preferred stock as the result of the Company selling more than $2,500,000 of equity securities in a qualified financing. As a result of this conversion, the Notes and all accrued and unpaid interest which totaled $2,070,072 were converted into 1,881,884 shares of Series B preferred stock. Upon conversion, the remaining balance of the unamortized debt issuance costs of $245,797 was expensed and included in interest expense, net in the condensed statement of operations for the three months ended March 31, 2015.

7.	Stockholders’ Equity (Deficit)

Common Stock

During the three months ended March 31, 2015, the Company issued 1,438,723 shares of common stock in exchange for services at a fair value of $818,028.

Continued 12

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

7.	Stockholders’ Equity (Deficit), continued

Common Stock Warrants

The Company issued warrants to purchase 760,000 shares of common stock during the year ended December 31, 2014. No common stock warrants have been exercised or have expired and the warrants to purchase 760,000 shares of common stock were outstanding as of March 31, 2015.

Preferred Stock

In April and May 2014, the Company issued 1,200,000 shares of Series A convertible preferred stock (“Series A”) at $0.50 per share for total proceeds received of $600,000. The Company issued an additional 420,000 shares of Series A as the result of the conversion of the convertible note payable due to a related party.

In December 2014, the Company issued 597,725 shares of Series B convertible preferred stock (“Series B”) at $1.10 per share for total proceeds of $657,500. At the same time, the Company issued warrants to purchase 683,200 shares of Series B at an exercise price of $1.10. The fair value of these warrants as of the date the financing was closed was $266,524 and was recorded as a warrant liability on the balance sheets.

In January and February 2015, the Company issued 3,804,562 shares of Series B at $1.10 per share for total proceeds of $4,185,018. At the same time, the Company issued warrants to purchase 4,348,604 shares of Series B at an exercise price of $1.10. The fair value of these warrants as of the date the financing was closed was $1,677,148 and was recorded as a warrant liability on the balance sheets.

None of the preferred stock warrants have been exercised during the three months ended March 31, 2015.

The Company incurred issuance costs of $2,676,243 relating to the issuance of the Series A and Series B.

The holders of preferred stock have various rights and preferences as follows:

Dividends

Dividends are non-cumulative. Holders of preferred stock are entitled to receive, when and if declared by the Board of Directors on a pari passu basis, cash dividends at an annual rate of $0.04 per share for Series A and $0.088 per share for Series B. Dividends will be payable only when and if declared by the Board of Directors. All dividends declared for the preferred shares must be paid before any dividends are paid to common stockholders. If any dividends are paid to common stockholders, at least an equal amount shall also be paid to the preferred stockholders. Any dividend preference of any series of preferred stock may be waived, in whole or in part, by the vote of the holders of the majority of the outstanding shares of such series.

Continued 13

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

7.	Stockholders’ Equity (Deficit), continued

Preferred Stock, continued

Liquidation Preferences

Upon liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the preferred stockholders are entitled to receive an amount per share equal to $0.50 for Series A and $1.65 for Series B (as adjusted for any stock dividends, stock splits or recapitalization and similar events), plus all declared and unpaid dividends, or such lesser amount as may be approved by the holders of the majority of the outstanding shares of preferred stock. If upon the liquidation event, there are insufficient funds to permit the payment to stockholders of the full preferential amounts, then the entire assets and funds of the Company will be distributed ratably among the holders of preferred stock. After payment of the full liquidation preference to the preferred stockholders, the remaining assets shall be distributed ratably to the common stockholders.

Conversion

Each share of preferred stock shall be convertible, at the option of the holder, at any time after the date of issuance into fully paid and non-assessable shares of common stock as determined by dividing the applicable original issue price for such series by the conversion price for such series.

Each share of preferred stock shall automatically be converted into shares of common stock at the respective conversion price immediately upon the earlier of (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to a registration statement under the Securities Act of 1933 covering the offering and sale of the Company’s common stock provided the aggregate gross proceeds to the Company and/or selling stockholders are not less than $30,000,000 prior to underwriters’ commissions and expenses, (ii) immediately prior to the closing of a merger approved by the Board of Directors pursuant to which the then current stockholders of the Company become stockholders of a public company, or (iii) upon receipt of a written request for conversion from the holders of a majority of the voting power of the outstanding shares of preferred stock.

Voting Rights

The holders of each share of Series A have voting rights equal to twenty times the number of shares of common stock into which the Series A held by such holder could be converted. The holders of each share of Series B have voting rights equal to the number of shares of common stock into which it is convertible.

Continued 14

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

7.	Stockholders’ Equity (Deficit), continued

2014 Equity Incentive Plan

In June 2014, the Company adopted the 2014 Equity Incentive Plan (the “2014 Plan”), and to date, has reserved 6,200,000 shares of common stock for issuance under the 2014 Plan. Under the 2014 Plan, employees, directors or consultants may be granted nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to purchase shares of the Company’s common stock. Only employees are eligible to receive incentive stock options (“ISO”) to purchase common stock. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. The options generally expire ten years from the date of grant. ISOs granted to a participant who, at the time the ISO is granted, has more than 10% of the voting power between all classes of stock, will expire five years from the date of grant. Options vest at various rates ranging from immediately to three years. As of March 31, 2015, options to purchase 93,438 shares were available under the 2014 Plan for issuance.

A summary of the Company’s stock option plan for the three months ended March 31, 2015 was as follows:

	Number of Shares	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)
Outstanding as of January 1, 2015	1,937,979	$0.08	9.5
Granted	4,042,600	0.55
Cancelled	(10,619)	0.08
Exercised	-	-
Outstanding as of March 31, 2015	5,969,960	$0.40	9.7
Options vested and expected to become vested as of March 31, 2015	5,969,960	$0.40	9.7
Options vested and exercisable as of March 31, 2015	1,475,166	$0.13	8.9

Continued 15

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

Information regarding options outstanding and vested and exercisable as of March 31, 2015 is as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Outstanding	Weighted Average Exercise Price
$0.08	1,927,360	9.3	$0.08	1,316,999	$0.08
$0.55	4,042,600	9.9	$0.55	158,167	$0.55
	5,969,960	9.7	$0.40	1,475,166	$0.13

7.	Stockholders’ Equity (Deficit), continued

2014 Equity Incentive Plan, continued

Total employee stock-based compensation expense recognized by the Company for the three months ended March 31, 2015 was $31,766. No tax benefits were recognized in the three months ended March 31, 2015 and 2014.

Total unrecognized compensation expense from employee stock options as of March 31, 2015 was $959,173 and will be recognized over an average recognition period of 2.3 years.

For the three months ended March 31, 2015, the Company granted options to non-employees to purchase 265,500 shares of common stock at an exercise price of $0.55 per share. Stock-based compensation expense related to the stock options granted to non-employees was $25,346 for the three months ended March 31, 2015. The Company believes that the fair value of the stock options is more reliably measureable than the fair value of the consulting services received. The fair value of the stock options granted is calculated at each reporting date.

Additional Stock Plan Information

The Company’s fair value calculations for stock-based awards under the 2014 Plan were made using the Black-Scholes option pricing model with the weighted-average assumptions set forth in the following table. Volatility is based on historical volatility rates obtained for certain public companies that operate in the same or related businesses as that of the Company since there is no market for or historical volatility data for the Company’s common stock. The risk-free interest rate is determined by using a U.S. Treasury rate for the period that coincided with the expected term set forth. The Company uses a simplified method for “plain vanilla” share options in determining the expected term of an employee share option as its equity shares are not publicly traded.

The following assumptions were used in the estimated grant date fair value calculations for options granted to employees and consultants during the three months ended March 31, 2015:

Dividend yield	0.0%
Volatility	50.0%
Average risk-free interest rate	1.5% - 1.7%
Expected term, in years	5.0 - 5.8

Continued 16

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

The weighted-average grant date fair value for stock options granted during the three months ended March 31, 2015 was $0.26 per share.

8.	Commitments and Contingencies

In September 2013, the Company leased a virtual office. The lease had a term of six months and then became month-to-month after the initial lease period.

In April 2014, the Company leased office space in San Mateo, California on a month-to-month basis for $750 per month.

8.	Commitments and Contingencies, continued

In May 2014, the Company entered into a six-month lease for office facilities in La Jolla, California. The lease is guaranteed by an officer and director of the Company. The monthly rent is $800 per month. In July 2014, the original lease was amended to increase the monthly rent to $1,325 per month. In September 2014, the Company added additional space at this location. The monthly rent for the additional space is $1,280 per month. In October 2014, the Company added additional space at this location. The monthly rent for the additional space is $1,130 per month. The lease term at this location became month-to-month as of December 31, 2014.

In September 2014, the Company leased additional office space in San Mateo, California for a three-month term. The monthly rent is $1,900 per month. The lease term at this location became month-to-month as of December 31, 2014.

Rent expense for the three months ended March 31, 2015 and 2014 was $25,529 and $919, respectively.

Distribution and License Agreement and Joint Development Agreements

The Company entered into a Distribution and License Agreement with a third-party for the purpose of developing a sensor array to be used in the Company’s product. The Distribution and License Agreement has an initial term of ten years, but can be terminated earlier if the project does not meet the specifications of the Company. The Company will obtain exclusive rights to sell and distribute once a successful sensor prototype is developed. In exchange for a functional prototype, the Company will pay the third-party a 7% royalty on net sales. During the three months ended March 31, 2015 and 2014, the Company incurred zero and $10,000 in development costs related to the Distribution and License Agreement, respectively.

On November 1, 2013, the Company entered into a two-year Joint Development Agreement (the “Agreement”) with an unrelated third-party to develop chemical sensors and peripheral sensing equipment and software for the detection and characterization of cannabis and compounds associated with cannabis.

The Agreement provides for, among other things, any arising intellectual property rights (as defined) outside of the field (as defined), and any arising intellectual property rights relating to improvements to detection materials shall belong to the Joint Venture Developer.

The Agreement also provides that any arising intellectual property rights other than those covered above shall belong to the Company. To the extent that it is necessary to do so to enable the Company to use and exploit its respective arising intellectual property rights, the Joint Developer grants the Company a perpetual, irrevocable, exclusive, and royalty free license (including the right to assign the license and to grant sub-licenses) to use and exploit the Joint Developer’s arising intellectual property rights in the field. Under the terms of the Agreement, either party may cancel the Agreement as the specific tasks provided for in the Agreement have been completed or for causes specifically provided for in the Agreement. During the three months ended March 31, 2015 and 2014, the Company has paid the Joint Developer $65,000 and zero for development costs, respectively.

Continued 17

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

8.	Commitments and Contingencies, continued

Distribution and License Agreement and Joint Development Agreements, continued

In March 2014, the Company entered into a Joint Venture Agreement with AZ Med Testing (“AZMED”) for the purpose of co-developing a database that will correlate the sensor derived chemical data with end-user derived feedback information. As part of the agreement, AZMED received options to purchase 250,000 shares of common stock in July 2014. AZMED will also receive a perpetual license to the developed software. Any intellectual property that is developed will be shared by the Company and AZMED. During the three months ended March 31, 2015 and 2014, the Company incurred zero costs related to this agreement.

Litigation

In the normal course of business, the Company may be subject to other legal proceedings, lawsuits and other claims. Although the ultimate aggregate amount of probable monetary liability or financial impact with respect to these matters is subject to many uncertainties and is therefore not predictable with assurance, the Company’s management believes that any monetary liability or financial impact to the Company from these other matters, individually and in the aggregate, would not be material to the Company’s financial condition, results of operations or cash flows. However, there can be no assurance with respect to such result, and monetary liability or financial impact to the Company from these other matters could differ materially from those projected.

9.	Income taxes

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management evaluates the need to establish a valuation allowance for deferred tax assets based upon the amount of existing temporary differences, the period in which they are expected to be recovered, and expected levels of taxable income. A valuation allowance to reduce deferred tax assets is established when it is more-likely-than-not that some or all of the deferred tax assets will not be realized. Based on the Company’s net losses in prior years, management has determined that a full valuation allowance against the Company’s net deferred tax assets is appropriate.

Accounting for uncertainty in income taxes prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has elected to classify interest and penalties as a component of its income tax provision. With respect to the liability for unrecognized tax benefits, including related estimates of penalties and interest, the Company did not record a liability for unrecognized tax benefits for the three months ended March 31, 2015 and December 31, 2014, respectively. The Company does not expect any changes to its unrecognized tax benefit for the next twelve months that would materially impact its consolidated financial statements.

Continued 18

CDX, INC.

Notes to Condensed Financial Statements

(unaudited)

for the three months ended March 31, 2015 and 2014

____________

10.	Subsequent Events

On April 1, 2015, the Company signed a 31 month lease for approximately 6,200 square feet of office and laboratory space at 6335 Ferris Square, Suite B, San Diego, California. The facility includes approximately 1,500 square feet of laboratory space. Commencement date of the lease is May 1, 2015. Total net rent under this lease is $247,000 and expires on November 30, 2017.

On April 9, 2015, the Company entered into the Merger Agreement with Merger Sub and wholly owned subsidiary of Brista. Pursuant to the Merger Agreement, Merger Sub merged with and into CDx with CDx surviving the merger as Brista’s wholly owned subsidiary.

On May 19, 2015, the Company entered into an Exclusive Patent Sublicense Agreement (the “License Agreement”) with Next Dimension Technologies, Inc. (“NDT”). The License Agreement grants the Company a worldwide right to the patents licensed by NDT from the California Institute of Technology. The License Agreement grants both exclusive and non-exclusive patent rights. The license granted in the License Agreement permits the Company to make, have made, use, sell and offer for sale sublicensed products in the field of use. The License Agreement continues until the expiration, revocation, invalidation or enforceability of the rights licensed. The License Agreement provides for the payment of a license fee and royalty payments by CDx to NDT. The License Agreement also contains minimum royalty payments and milestone payments by CDx to NDT. NDT has a right to terminate the License Agreement in the event of an uncured breach by CDx; the insolvency or bankruptcy of CDx; or if CDx does not meet certain productivity milestones. The License Agreement also contains representations, warranties and indemnity obligations for each of CDx and NDT. In connection with the License Agreement, on May 19, 2015, CDx and NDT also executed an Amended Amendment No. 4 (the “Amended Amendment No. 4”) to the Joint Development Agreement, dated as of November 1, 2013, between CDx and NDT, which extended the date of negotiation for the License Agreement through May 19, 2015.

The Company has evaluated all events subsequent to March 31, 2015 through June 15, 2015, the date these financial statements were issued, and, with the exception of the items noted above, nothing has occurred outside the normal course of its business operations.

19

CDX, INC.

____________

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Current Report are forward-looking statements that involve risks and uncertainties. The cautionary language in this Current Report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events that may differ materially from those contemplated by such forward looking statements.

We believe that our assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company's products and services and competition.

Overview

The Company’s first product, MyDx, is a lab in the palm of one’s hands. Using one device with interchangeable sensors, MyDx will allow consumers to test for pesticides in food, fruits, herbs, plants and vegetables; chemicals in water; and, toxins in the air. MyDx leverages technology developed by the Jet Propulsion Laboratory, used by NASA and funded by the Bill & Melinda Gates Foundation for other applications. Acting as an electronic nose, MyDx is engineered to detect molecules in vapor. The analyzer itself has a user friendly interface designed to easily communicate with any iOS or Android smartphone. Once the app is downloaded and the device is synced, a sample can be placed in the sample chamber, which can be stimulated to release the chemicals of interest into the vapor phase for detection. Over the course of the next 24 months, the MyDx team will be rolling out different sensors, the first of which is programmed to test for the presence of specific analytes and chemical constituents in fruits, herbs, plants and vegetables. Using the associated app, MyDx will allow consumers to determine the concentrations of specific analytes and chemical constituents in their samples.

Plan of Operations

As shown in the accompanying condensed unaudited financial statements, the Company incurred a net loss of $2,118,565 during the three months ended March 31, 2015 and has an accumulated deficit of $5,648,832 as of March 31, 2015.

As of March 31, 2015, the Company had working capital of $2,346,624. While management of the Company believes that it has a plan to fund on-going operations, there is no assurance that its plan will be successfully implemented.

20

CDX, INC.

____________

Plan of Operations, continued

The Company plans to implement operations and reach its goals and objectives by hiring talented people to play key roles throughout the organization. The Company strives to hire employees with long term successful track records. It seeks to identify and hire the best talent for each open position. The Company will initiate a strong branding and marketing campaign for its first commercialized product, branded MyDx. While a portion of the funds that the Company raised through sale of the Company's securities to finance its operations will be put into marketing, branding, and sales activities along with operational support activities, the majority of funds will be used for advancing research and development and launching customer sales in the second calendar quarter of 2015.

Liquidity and Capital Resources

Our principal sources of cash have been proceeds from private placements of common and preferred stock, incurrence of debt and the sale of equity securities held as investments.

As of March 31, 2015, we had cash and cash equivalents of $3,150,725. Our cash and cash equivalents increased by approximately $2,405,000 during the three months ended March 31, 2015.

Results of Operations

Comparison of Three Months Ended March 31, 2015 and 2014

Revenue

From September 16, 2013 through March 31, 2015, the Company had no revenues. The Company is in the research and development stage, but projects its MyDx product will be released in 2015.

Operating Expenses

For the three months ended March 31, 2015, the Company incurred operating expenses in the amount of $1,823,959 compared to $325,745 for the three months ended March 31, 2014. These operating expenses were composed of research and development costs, sales and marketing and general and administrative expenses.

Research and development expenses primarily consist of engineering and product development, incurred in the design, development, testing and enhancement of our products. For the three months ended March 31, 2015, the Company expended approximately $768,000 for various research and development projects for hardware, database, software and sensor development as compared to $174,000 for the three months ended March 31, 2014. The increase of $594,000 resulted primarily from increases of approximately $347,000 in hardware development costs, $75,000 in database development costs, $58,000 in software development costs and $54,000 in general research management expenses. These increases were partially offset by a decrease of $19,000 in sensor license fees.

Continued 21

CDX, INC.

____________

Operating Expenses, continued

Sales and marketing expenses consist primarily of salaries, wages and benefits, consulting fees for third-party services and general marketing expenses. For the three months ended March 31, 2015, the Company expended approximately $395,000 as compared to approximately $81,000 for the three months ended March 31, 2014. The increase of $314,000 resulted primarily from increases of approximately $113,000 in salaries, wages and benefits, $23,000 in general marketing expenses, $8,000 in travel and entertainment, $3,000 in website amortization, and, $2,000 in stock based compensation. These increases were partially offset by decrease of $13,000 in consulting fees and $4,000 in website maintenance costs.

General and administrative expenses consist primarily of salaries, wages and benefits; consulting fees; legal fees; accounting fees; and, general administrative expenses. For the three months ended March 31, 2015, the Company expended $661,000 as compared to $71,000 for the three months ended March 31, 2014. The increase of approximately $590,000 resulted primarily from increases of $198,000 in salaries, wages and benefits, $73,000 in organization expenses related to the pending merger, $36,000 in legal fees, $36,000 in travel and entertainment expenses, $31,000 in stock based compensation, $21,000 in rent expense, $20,000 in accounting fees, $12,000 in insurance expense, $7,000 in payroll processing fees, $4,000 in telephone and communications expenses, $3,000 in loss on disposal of assets, $2,000 in depreciation expenses, $2,000 in other professional fees, $2,000 in offices supplies and miscellaneous expenses, and $1,000 in dues and subscriptions. These increases were partially offset by decreases of $2,000 in miscellaneous expenses and $1,000 in telephone and communications costs.

Interest Expense

Interest expense for the three months ended March 31, 2015 totaled $293,806 compared to zero for the three months ended March 31, 2014. The increase resulted primarily from interest expense related to the convertible notes payable during the three months ended March 31, 2015 and the write off of the unamortized debt issuance costs and debt discount related to the convertible notes payable at December 31, 2014. The convertible notes payable were converted to Series B preferred stock on February 12, 2015 as described in the related footnotes herein.

Liquidity and Capital Resources

Our principal sources of cash have been proceeds from private placements of common and preferred stock, incurrence of debt and the sale of equity securities held as investments.

For the three months ended March 31, 2015 and 2014

As of March 31, 2015, we had cash and cash equivalents of $3,150,725. For the three months ended March 31, 2015, our cash and cash equivalents increased by approximately $2,045,000.

Continued 22

CDX, INC.

____________

Operating Activities

During the three months ended March 31, 2015, cash used in operations was $1,219,913 which was primarily the result of a net loss of $2,118,565 and decreases in accounts payable and accrued liabilities of $211,602 and an increase in prepaid and other assets of $65,610 partially offset primarily by non-cash adjustments to net loss of $818,028 related to common stock issued in exchange for services and stock-based compensation of $57,112.

During the three months ended March 31, 2014, cash used in operations was $36,265 which was primarily the result of a net loss of $325,745 partially offset primarily by non-cash adjustments to net loss of $191,000 related to services rendered in exchange for convertible notes and $50,000 common stock issued in exchange for services as well as an increase in accounts payables and accrued liabilities of $45,723 and an increase in customer deposits of $40,304.

Investing Activities

For the three months ended March 31, 2015 and 2014, cash used in investing activities totaled $7,677 and $1,323 which resulted from purchases of equipment.

Financing Activities

For the three months ended March 31, 2015, financing activities provided cash of $3,632,869 which was entirely due to the net proceeds received from issuance of convertible preferred stock.

During the three months ended March 31, 2014, financing activities provided cash of $40,000 which was entirely due to the proceeds received from the issuance of a note payable to a related party.

Sources of Liquidity and Capital

CDx received gross proceeds from the sale of 1,620,000 shares Series A preferred stock in the amount of $600,000, $2,000,000 from the issuance of convertible notes and accrued and unpaid interest that was converted into 1,881,884 shares of Series B convertible preferred stock and $4,842,518 from the sale of 4,402,287 shares of Series B preferred stock. The capital raised has been used primarily for continuation of the Company’s research and development efforts and to support its operations. As of March 31, 2015, the Company had remaining cash of approximately $3,151,000 with approximately $859,000 in indebtedness net working capital of approximately $2,365,000. Based upon the Company’s current cash position and by monitoring its discretionary expenditures, and by completing the private placement, we anticipate that the Company will be able to fund its liquidity needs for the next year after which the Company will need to commercialize its products and generate revenue and positive cash flow in order to continue its operations. The foregoing assumptions may prove to be wrong, and we may be required to use our available cash resources and seek additional financing sooner than anticipated. As a result of CDx’s significant operating expenditures and the lack of any significant product sales revenue, we expect to incur losses from operations for the near future.

Continued 23

CDX, INC.

____________

To date, CDx has funded its operations primarily with proceeds from the private placement of common and preferred stock and the incurrence of debt. To the extent we raise additional capital by issuing equity securities or obtaining borrowings convertible into equity, ownership dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. The incurrence of indebtedness or debt financing would result in increased fixed obligations and could also result in covenants that would restrict our operations. Our ability to obtain additional capital may depend on prevailing economic conditions and financial, business and other factors beyond our control. Economic crisis and disruptions in the U.S. and global financial markets may adversely impact the availability and cost of credit, as well as our ability to raise money in the capital markets. Instability in these market conditions may limit our ability to access the capital necessary to fund and grow our business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

24